Exhibit 23.2

TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
1100 LOUISIANA SUITE 3800	HOUSTON, TEXAS 77002-5235	TELEPHONE (713) 651-9191

July 15, 2011

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

Ryder Scott Company, L.P. consents to the references to our firm included in Ecopetrol S.A.’s annual report on Form 20-F for the year ended December 31, 2010 (the “Annual Report”), and to the inclusion of our report dated February 15, 2011 (our “Report”) as Exhibit 99.1 to the Annual Report, as well as to the incorporation by reference of this consent and our Report into Ecopetrol’s S.A.’s registration statement on Form F-3 filed with the United States Securities and Exchange Commission on July 15, 2010.

\s\ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas

1015 4TH STREET, S.W. SUITE 600	CALGARY, ALBERTA T2R 1J4	TEL (403) 262-2799	FAX (403) 262-2790
621 17TH STREET, SUITE 1550	DENVER, COLORADO 80293-1501	TEL (303) 623-9147	FAX (303) 623-4258